Exhibit 32

CERTIFICATION

In connection with the Annual Report of Equitable Resources, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Murry S. Gerber	February 25, 2005
Murry S. Gerber, Chairman,
President and Chief Executive Officer

/s/ David L. Porges	February 25, 2005
David L. Porges, Vice Chairman and Executive
Vice President, Finance and Administration
(Principal Financial Officer)

/s/ Philip P. Conti	February 25, 2005
Philip P. Conti, Vice President,
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Equitable Resources, Inc. and will be retained by Equitable Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.